Exhibit 1.1

BILIBILI INC.

24,250,000 Class Z Ordinary Shares

(US$0.0001 par value per share)

International Underwriting Agreement

March [23], 2021

Morgan Stanley & Co. International plc (“MSI”)

25 Cabot Square, Canary Wharf

London, E14 4QA

United Kingdom

Goldman Sachs (Asia) L.L.C. (“GS”)

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

J.P. Morgan Securities (Asia Pacific) Limited (“JPM APAC”)

28/F Chater House

8 Connaught Road Central

Hong Kong

UBS AG Hong Kong Branch1 (“UBS”)

52/F Two International Finance Centre

8 Finance Street

Central

Hong Kong

MSI, GS, JPM APAC and UBS, collectively, as the Joint Representatives of the several International Underwriters named in Schedule I-B hereto

Morgan Stanley Asia Limited (“MS Asia”)

46th Floor, International Commerce Centre

1 Austin Road West

Kowloon

Hong Kong

[1]	UBS AG is incorporated in Switzerland with limited liability.

J.P. Morgan Securities (Far East) Limited (“JPM Far East”)

28/F Chater House

8 Connaught Road Central

Hong Kong

UBS Securities Hong Kong Limited (“UBS Hong Kong”)

52/F, Two International Finance Centre

8 Finance Street

Central

Hong Kong

MS Asia, GS, JPM Far East and UBS Hong Kong, collectively, as the Joint Sponsors (as defined herein)

J.P. Morgan Securities plc (“JPM plc”)

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

J.P. Morgan Securities LLC (“JPM LLC”)

383 Madison Avenue

New York, NY 10179

United States

UBS Securities LLC (“UBS LLC”)

1285 Avenue of The Americas

New York, NY 10019

United States

Each as an International Underwriter

Ladies and Gentlemen:

Bilibili Inc., a company incorporated in the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement” or “International Underwriting Agreement”), to issue and sell to the several international underwriters named in Schedule I-B hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters an aggregate of 24,250,000 Class Z ordinary shares (the “Firm Shares”) and, at the election of the International Underwriters, up to 3,750,000 additional Class Z ordinary shares (the “Option Shares”) of US$0.0001 par value per share of the Company (the “Shares”) to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the Firm Shares and the Option Shares are collectively referred to herein as the “International Offer Shares” and the offering and sale of the International Offer Shares is referred to herein as the “International Offering”).

The Company has entered into an agreement dated March 17, 2021 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 750,000 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is referred to herein as the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are collectively referred to herein as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are collectively referred to herein as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are collectively referred to herein as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are collectively referred to herein as the “Offer Shares.” Capitalized terms used and not otherwise defined herein have the meanings given to them in the Hong Kong Underwriting Agreement. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares and the Hong Kong Offer Shares are being offered at an identical price of HK$[•] per Share (the “Offer Price”), which is exclusive of the brokerage fee per Share of 1.0% of the Offer Price (the “Brokerage”), a trading fee per Share of 0.005% of the Offer Price (the “Trading Fee”) imposed by The Stock Exchange of Hong Kong Limited (the “SEHK”) and a transaction levy per Share of 0.0027% of the Offer Price (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case, payable by the purchasers of the International Offer Shares or the Hong Kong Offer Shares, as applicable. The Brokerage with respect to the International Offer Shares shall be allocated and paid by the Settlement Agent (as defined below) to the Joint Representatives in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of each Joint Representative in Schedule I-B hereto. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the International Offer Shares or the Hong Kong Offer Shares, as applicable.

A prospectus dated March 18, 2021 (the “Hong Kong Prospectus”) has been prepared and used in connection with an offer by the Company for subscription of the Hong Kong Offer Shares in the Hong Kong Public Offering. The Company has made an application for listing the Shares on the Main Board of the SEHK, and MS Asia, GS, JPM Far East and UBS Hong Kong are acting as the joint sponsors of the Company’s application for listing (the “Joint Sponsors”).

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), on Form F-3 (File No. 333-230660) relating to the registration of the Shares. Such registration statement, at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, is referred to herein as the “Registration Statement;” the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus;” any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus;” the Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined below), is hereinafter called the “Pricing Prospectus;” the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter called the “Prospectus;” any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus, the Disclosure Package (as defined below) or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; and any reference to any amendment or supplement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus.” The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information set forth in Schedule II to this Agreement, all considered together, are herein referred to collectively as the “Disclosure Package.” As used herein, the “Time of Sale” means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is [•] [a.m.]/[p.m.] Hong Kong time on the date of this Agreement.

MSI, GS, JPM APAC and UBS shall act as the International Underwriters for the International Offering (collectively, the “Joint Representatives,” and each a “Joint Representative”). MS Asia, GS, JPM APAC and UBS shall act as the joint global coordinators for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Global Coordinators,” and each a “Joint Global Coordinator”). MS Asia (in relation to the Hong Kong Public Offering only), MSI (in relation to the International Offering only), GS, JPM APAC (in relation to the Hong Kong Public Offering only), JPM plc (in relation to the International Offering only), UBS Hong Kong, UBS LLC (in relation to the International Offering only), China International Capital Corporation Hong Kong Securities Limited, Merrill Lynch (Asia Pacific) Limited, Credit Suisse (Hong Kong) Limited, CLSA Limited, Haitong International Securities Company Limited, CMB International Capital Limited, CCB International Capital Limited and Guotai Junan Securities (Hong Kong) Limited shall act as the joint bookrunners for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Bookrunners,” and each a “Joint Bookrunner”) and that MS Asia (in relation to the Hong Kong Public Offering only), MSI (in relation to the International Offering only), GS, JPM APAC (in relation to the Hong Kong Public Offering only), JPM plc (in relation to the International Offering only), UBS Hong Kong, UBS LLC (in relation to the International Offering only), China International Capital Corporation Hong Kong Securities Limited, Merrill Lynch (Asia Pacific) Limited, Credit Suisse (Hong Kong) Limited, CLSA Limited, Haitong International Securities Company Limited, CMB International Capital Limited, CCB International Capital Limited, Guotai Junan Securities (Hong Kong) Limited, Futu Securities International (Hong Kong) Limited, US Tiger Securities, Inc. (in relation to the International Offering only) and Wellington Financial Limited shall act as the joint lead managers for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Lead Managers,” and each a “Joint Lead Manager”). The International Underwriters hereunder and the Hong Kong Underwriters are simultaneously entering into an agreement between the International Underwriters and the Hong Kong Underwriters (the “Inter-syndicate Agreement”), which provides, among other things, that the Joint Representatives shall have the right to allocate Offer Shares between the International Offering and the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners and the Joint Lead Managers by the International Underwriters and the Hong Kong Underwriters.

The obligations of each of the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters as stipulated in this Agreement are several (and not joint or joint and several). None of the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters will be liable for any failure on the part of any of the other Joint Global Coordinators, Joint Representatives, Joint Bookrunners, Joint Lead Managers or International Underwriters to perform their respective obligations under this Agreement and no such failure shall affect the right of any of the other Joint Global Coordinators, Joint Representatives, Joint Bookrunners, Joint Lead Managers or International Underwriters to enforce the terms of this Agreement. Notwithstanding the foregoing, each of the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters. Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

Reference is made to a stock borrowing agreement between Profound Surplus Limited (the “Lender”) and MSI (the “Borrower”), an affiliate of the Stabilizing Manager (as defined below) (the “Stock Borrowing Agreement”) dated on or around the date of this Agreement, pursuant to which the Lender has agreed to lend to the Borrower an aggregate of up to 3,750,000 Shares during the term of Stock Borrowing Agreement to facilitate the settlement of over-allocations.

Capitalized terms used and not otherwise defined herein (including in the Schedules hereto) shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereunder,” “hereby,” “hereinafter” and similar terms, as used in this Agreement shall, in each case refer to this Agreement as a whole and not to any particular section, subsection, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein is not exclusive. The term “business day,” as used herein shall mean a day (other than Saturday or Sunday) on which banking institutions in the PRC, Hong Kong and New York are all open generally for normal banking business.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) under the Securities Act; “Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, or other third party claim, right, interest or preference granted to any third party, or any other encumbrance or security interest of any kind; “Governmental Entity” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational; “Group Entities” refers to the subsidiaries and Consolidated Affiliated Entities of the Company (and together with the Company, the “Group”); “Laws” means all laws, rules, regulations, guidelines, opinions, notices, circulars, orders, codes, policies, consents, judgments, decrees or rulings of any court, government, law enforcement agency, governmental or regulatory authority whether national, central, federal, provincial, regional, state, municipal or local, domestic or foreign (including, without limitation, any common law or case law) of all relevant jurisdictions (including, without limitation, the United States, Hong Kong and the PRC); “Sanctions Laws and Regulations” means (i) any sanctions related to or administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (including, without limitation, the designation as a “specially designated national or blocked person” thereunder), the U.S. Department of State, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) (including, without limitation, designation on the BIS “Entity List” or “Denied Persons List”), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Switzerland or any other relevant sanctions authority, or any orders or licenses publicly issued under the authority of any of the foregoing, and (ii) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. Export Control Reform Act, the U.S. Countering America’s Adversaries Through Sanctions Act, the U.S. United Nations Participation Act, the U.S. Syria Accountability and Lebanese Sovereignty Act, or the United States Iran Sanctions Act of 2006, the Comprehensive Iran Sanctions Accountability and Divestment Act, all as amended, or any of the foreign assets control regulations of the U.S. Department of the Treasury (including, without limitation, 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto; and “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the PRC or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, business tax, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal authorities whether of Hong Kong, the PRC or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation. References in this Agreement to knowledge, information, belief or awareness or similar terms (“knowledge”) of any person shall be treated as including but not limited to any knowledge, information, belief and awareness which the person would have had if such person had made due, diligent and careful enquiries. “Material Adverse Effect” means a material adverse effect or any development involving a prospective material adverse effect, on the assets, liabilities, general affairs, business, management, performance, prospects, shareholders’ equity, position or condition (financial or otherwise), results of operations, or prospects of the Group, taken as a whole.

In this Agreement, the exercise of any right, duty, power, authority or discretion of the Joint Representatives shall be effective if a simple majority of the Joint Representatives elects to exercise such right, duty, power, authority or discretion, and any such right, duty, power, authority or discretion exercised by the Joint Representatives shall be conclusive and binding on the International Underwriters (including, for the avoidance of doubt, the other Joint Sponsors or Joint Global Coordinators, the Joint Bookrunners and the Joint Lead Managers).

1.	Sale and Purchase.

(a)

Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the several International Underwriters, and each of the International Underwriters agrees, severally and not jointly or jointly and severally, to purchase from the Company, or procure purchasers for or, failing which, to purchase through its Affiliates (as defined in Rule 405 under the Securities Act) from the Company, at the Offer Price, the number of Firm Shares set forth opposite such International Underwriter’s name in Schedule I-B hereto (subject to any reallocation by the Joint Representatives of Offer Shares between International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 9 hereof);

(b)

In addition, the Company hereby grants to the several International Underwriters the option (the “Over-allotment Option”), severally and not jointly, to procure purchasers for, or failing which, purchase themselves or through their respective Affiliates all or a portion of the Option Shares, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the International Underwriters shall have the right, severally and not jointly, to purchase from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of the International Underwriters (or through its affiliates or the purchasers procured by it), all or a portion of the Option Shares to cover, among other things, over-allocations made in connection with the offering of the Firm Shares, at the Offer Price. Any such election to purchase Option Shares may be exercised by the Joint Representatives in their sole and absolute discretion on behalf of the several International Underwriters by written notice, substantially in the form set forth in Exhibit C hereto, to the Company at any time until 30 calendar days from the last day for the lodging of applications under the Hong Kong Public Offering (the “Option Expiration Date”). Any exercise notice shall specify the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, but in no event earlier than the First Time of Delivery (as defined below) or, unless the Joint Representatives and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice. Upon any exercise of the Over-Allotment Option, the number of Option Shares to be purchased by each International Underwriter should be the number (subject to such adjustment as the Joint Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of Option Shares being purchased by the several International Underwriters pursuant to such exercise as the number of Firm Shares opposite the name of such International Underwriter in Schedule I-B hereto bears to the total number of Firm Shares, subject to any reallocation by the Joint Representatives of the Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 9 hereof.

(c)

The Joint Representatives, on behalf of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, will jointly advise the Company on the manner and basis of allocation of the International Offer Shares, and a final allocation shall be confirmed and determined by the Company. Upon the authorization by the Joint Representatives of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale. The Company acknowledges and agrees that, the sale of the International Offer Shares by such International Underwriter shall be made by it either as agent of the Company under applicable Laws to procure purchasers for the International Offer Shares (in which case the purchase obligation of such International Underwriter under subsection (a) of this Section 1 shall be reduced pro tanto) or, as principal to purchase itself or through its Affiliates the International Offer Shares, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (c) and under applicable Laws will remain obligated to pay to the Company the Offer Price for such International Offer Shares as if such International Underwriters were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(d)

It is agreed and understood that pursuant to the Inter-syndicate Agreement, under the direction of the Joint Representatives, if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents (i) 10 times or more but less than 15 times, (ii) 15 times or more but less than 20 times, or (iii) 20 times or more, of the number of the Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then the Offer Shares will be reallocated to the Hong Kong Public Offering from the International Offering, so that the total number of Offer Shares available under the Hong Kong Public Offering will represent approximately 6.0% (in the case of (i)), 9.0% (in the case of (ii)) and 12.0% (in the case of (iii)), respectively, of the total number of Offer Shares initially available under the Global Offering (before any exercise of the Over-allotment Option). In each case, the number of Offer Shares allocated to the International Offering will be correspondingly reduced in such manner as the Joint Representatives, in their sole and absolute discretion, deem appropriate and in accordance with the Hong Kong Underwriting Agreement. An amount equal to the underwriting commissions on the Offer Shares reallocated from the International Offering to the Hong Kong Public Offering (the “Reallocated Shares”) (which underwriting commission, expressed as a percentage, shall be the same per Reallocated Share as per International Offer Share) shall be withheld by the International Underwriters from the amount otherwise payable hereunder to the Company. For the avoidance of doubt, no underwriting commissions shall be payable by the Company to the Hong Kong Underwriters on any of such Reallocated Shares. The International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; reallocated Shares shall be delivered to investors in the Hong Kong Public Offering specified by the Joint Representatives in the same manner and at the same time as Offer Shares originally included in the Hong Kong Public Offering.

(e)

It is understood and agreed that, pursuant to the Hong Kong Underwriting Agreement and the Inter-syndicate Agreement, the Joint Representatives, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or any of the unsold Hong Kong Offer Shares in the event of an Under-Subscription from the Hong Kong Public Offering to the International Offering (the “Unsold Shares”) to one or more of the International Underwriters in such amounts as the Joint Representatives and each such International Underwriter may agree, whereupon such International Underwriter will become obligated to pay the Offer Price for such Unsold Shares reallocated to such International Underwriter; provided, that such International Underwriter shall be entitled to receive an amount equal to the underwriting commissions on the Unsold Shares reallocated to it (which underwriting commission, expressed as a percentage, shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(f)

In consideration of the agreement of the Underwriters to purchase or procure purchasers for the Hong Kong Offer Shares and International Offer Shares, the Company shall pay to the Joint Representatives (on behalf of the International Underwriters) at each Time of Delivery a gross commission equal to [•]% of the Offer Price for each International Offer Share (including each Unsold Share reallocated to the International Offering, each Reallocated Share reallocated to the Hong Kong Public Offering and each Option Share), which amount includes an incentive fee to be paid to the International Underwriters under this Agreement. The Joint Representatives shall allocate the underwriting commission to all Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Shares set forth opposite the name of the relevant Underwriter in Schedule I-A hereto.

(g)

In connection with the Global Offering, MSI through its Affiliates is expected to act as stabilizing manager (the “Stabilizing Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise (whether in Hong Kong or elsewhere) with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the date of this Agreement. The Stabilizing Manager may, in its sole and absolute discretion, appoint any of its Affiliates or any other person(s) to be its agent or agents for the purposes of taking any stabilization action pursuant to this subsection (g). Any such agent or agents shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this subsection (g). Stabilization action taken pursuant to this subsection (g), if commenced, may be discontinued at any time at the sole and absolute discretion of the Stabilizing Manager. Each of the International Underwriters (other than the Stabilizing Manager) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Stabilizing Manager) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its respective Affiliates, agents and/or subsidiaries not to take, directly or indirectly (in the open market or otherwise), any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance, of the price of any security of the Company. Any liabilities, expenses (including without limitation stock borrowing expenses and any expenses which the Borrower has agreed to reimburse to the Lender in accordance with the terms of the Stock Borrowing Agreement) and losses arising from stabilization activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be borne by the Joint Representatives in the same proportions, as nearly as maybe practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto. Any profits or gains arising from stabilizing activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be for the respective accounts of the Joint Representatives in accordance with the same proportions as the percentage of Firm Shares set forth opposite the name of the relevant Joint Representative in Schedule I-B hereto. The Company shall not be responsible for any liabilities, expenses and losses and shall not be entitled to any profit arising from stabilizing activities and transactions effected by the Stabilizing Manager.

(h)

Each Joint Representative shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or any stamp duty arising from any allocation or transfer of shares borrowed under the Stock Borrowing Agreement by the Stabilizing Manager to investors under the International Offering. Such payment will be shared in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant Joint Representative in Schedule I-B hereto.

(i)

Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to MSI as clearing bank) shall be borne by each of the International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto.

2.	Payment and Delivery.

(a)

The Company hereby appoints MSI through its Affiliates as the settlement agent to the Global Offering (the “Settlement Agent”). The time and date of the delivery and payment as described in subsection (b) of this Section 2 shall be made, with respect to the Firm Shares, at or around 9:30 a.m., Hong Kong time, on March [29], 2021 or such other time and date as the Joint Representatives, on behalf of the International Underwriters, and the Company may agree upon in writing, and, with respect to the Option Shares as to which the Over-allotment Option has been exercised, at or around 9:30 a.m., Hong Kong time, on the date specified by the Joint Representatives in the written notice given by the Joint Representatives of the International Underwriters’ election to purchase such Option Shares, or such other time and date as the Joint Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Option Shares, if not the First Time of Delivery, is herein called the “Additional Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)

The International Offer Shares purchased hereunder (including any Unsold Shares reallocated to the International Underwriters), shall be made through the facilities of Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Joint Representatives (on behalf of the International Underwriters), against payment by or on behalf of such International Underwriter of the International Offer Shares therefor by wire transfer to accounts designated by the Company in Hong Kong dollars in immediately available funds at such Time of Delivery in the form, and in such authorized denominations and registered in such names as the Joint Representatives may (on behalf of each such International Underwriter) request. The International Underwriters must inform the Joint Representatives and the Company at least two business days prior to a Time of Delivery if the International Offer Shares are to be delivered to one or more nominees. The Company will cause the certificates representing the International Offer Shares, as applicable, to be made available for checking at least 24 hours prior to the Time of Delivery.

(c)

It is understood and agreed by the parties hereto that no delivery or transfer of International Offer Shares to be purchased and sold hereunder at a Time of Delivery shall be effective until and unless (i) payment therefor has been made pursuant hereto and (ii) each of CCASS and the Company shall have furnished or caused to be furnished to the Joint Representatives, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Representatives of such delivery or transfer of International Offer Shares.

(d)

At each Time of Delivery, the Joint Representatives shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company under subsection 1(a) hereof at such Time of Delivery, the aggregate amount of (i) the gross commissions payable to the International Underwriters, (ii) the Trading Fee and the Transaction Levy payable by the Company, on one hand, and purchasers of the International Offer Shares on the other hand (including any Unsold Shares reallocated to the International Offering) which the Joint Representatives will pay to the SEHK and the SFC, as applicable, on behalf of the Company, (iii) the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering), which shall be remitted by each of the International Underwriters to the settlement agent on or before each Time of Delivery, and which the Company hereby acknowledges and agrees that the Joint Representatives will be entitled to retain for their account, and which will be allocated among the Joint Representatives in the same proportion as the percentage of Firm Shares (subject to adjustment) set forth opposite the name of each Joint Representative in Schedule I-B hereto, and (iv) the amounts payable by the Company pursuant to Section 6 hereof in an amount agreed by the Company. To the extent that the amounts deducted at any Time of Delivery from the amounts payable to the Company are insufficient to cover the amounts payable to the Joint Representatives, Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters hereunder, the Company shall pay in full the shortfall at such Time of Delivery or forthwith upon demand by the relevant party to which the amount is payable by the Company.

(e)

The deliveries of the documents described in Section 7 hereof shall be made (i) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (ii) with respect to the Option Shares as to which the Over-allotment Option has been exercised, at the Additional Time of Delivery of such Option Shares, in each case at the offices of Clifford Chance, 27th Floor, Jardine House, One Connaught Place, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location at 8:00 p.m., Hong Kong time, on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto and their respective counsel.

3.	Representations and Warranties.

The Company represents and warrants to, and agree with, each of the Joint Global Coordinators, Joint Sponsors, Joint Representatives, Joint Bookrunners, Joint Lead Managers and the International Underwriters the terms as set forth in Schedule III hereto. Each of such representations and warranties is made on the date hereof and deemed to be repeated as of the Time of Sale and at each Time of Delivery (as defined in Section 2 hereof) unless otherwise specifically set forth herein with reference to the facts and circumstances then subsisting.

Any certificate signed by any officer or director of the Company, and delivered to the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters.

4.	Covenants of the Company.

(a)	The Company agrees with each of the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters:

(i)

to prepare the Prospectus in a form approved by the Joint Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus, or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Joint Representatives promptly after reasonable notice thereof; to advise the Joint Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Joint Representatives with copies thereof; to file promptly all other materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares; to advise the Joint Representatives, promptly after it receives notice thereof, of (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offer Shares, (ii) any notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iii) any suspension of the qualification of the Offer Shares for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for any such purpose or (v) any request by the Commission to amend or supplement the Registration Statement or the Prospectus or for additional information;

(ii)

in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offer Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(iii)

if required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by the Joint Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Joint Representatives promptly after reasonable notice thereof;

(iv)

if by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offer Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offer Shares, in a form reasonably satisfactory to the Joint Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offer Shares, in a form reasonably satisfactory to the Joint Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offer Shares to continue as contemplated in the expired registration statement relating to the Offer Shares;

(v)

promptly from time to time to take such action as the Joint Representatives may reasonably request to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Representatives may reasonably request and to comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares; provided, however, that, in connection therewith, the Company shall not be obliged to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction;

(vi)

not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, to furnish the International Underwriters with written and electronic copies of the Prospectus in such quantities as the Joint Representatives may have reasonably requested and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offer Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Joint Representatives and upon the Joint Representatives’ request to file such document and to prepare and furnish without charge to each International Underwriter and to any dealer in securities as many written and electronic copies as the Joint Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any International Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offer Shares at any time nine months or more after the time of issue of the Prospectus, upon the Joint Representatives’ request but at the expense of such International Underwriter, to prepare and deliver to such International Underwriter as many written and electronic copies as the Joint Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(vii)

if at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus, conflicted or would conflict with the information then contained in the Registration Statement, or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Joint Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this undertaking shall not apply to any statements or omissions contained in any Issuer Free Writing Prospectus made in reliance upon and in conformity with the International Underwriter Information (as defined below);

(viii)

if at any time subsequent to the Time of Sale, any further documents are filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II to this Agreement;

(ix)

to make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company complying with Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158), provided that the Company will be deemed to have furnished such statement to its security holders to the extent the same is furnished on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or on its website;

(x)

to pay the required Commission filing fees relating to the Offer Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the provision therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(xi)	to use the net proceeds received by it from the sale of the Offer Shares in the manner specified in the section of the Pricing Prospectus under the caption “Use of Proceeds”;

(xii)

to have the Offer Shares approved for listing on the SEHK by the First Time of Delivery and to use its best endeavors to procure that it will maintain such listing on the SEHK for at least six months after the First Time of Delivery, except following a withdrawal of such listing which has been approved by the shareholders of the Company in accordance with The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”) and applicable laws or following an offer (within the meaning of the Hong Kong Code on Takeovers and Mergers) for the Company becoming unconditional;

(xiii)

upon request of any Joint Global Coordinator, Joint Sponsor, Joint Representative, Joint Bookrunner, Joint Lead Manager or International Underwriter, to furnish, or cause to be furnished, to such Joint Global Coordinator, Joint Sponsor, Joint Representative, Joint Bookrunner, Joint Lead Manager or International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and the usage of such electronic version of the Company’s trademarks, service marks and corporate logo for use on the website by the Joint Global Coordinator, Joint Sponsor, Joint Representative, Joint Bookrunner, Joint Lead Manager or International Underwriter shall terminate upon completion of the distribution of the Offer Shares;

(xiv)

to comply with the Listing Rules and/or any other applicable Laws, including filing such relevant reports, documents, agreements and other information which may from time to time be required to be so filed by applicable Laws because the Offer Shares are outstanding;

(xv)

to maintain accounting and management systems that are relevant (A) to satisfy the obligations of the Company and its directors to comply with the Listing Rules and other legal and regulatory requirements and (B) to make a proper assessment of the financial position and prospects of the Company and other members of the Group both before and after listing on the SEHK;

(xvi)

prior to each Time of Delivery, to, and to cause all other parties acting on its or their behalf to, issue no press announcement, press release or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Offer Shares, without the prior approval of the Joint Representatives;

(xvii)

for so long as the Offer Shares are outstanding, to file with the SEHK, the SFC, the Hong Kong Registrar of Companies, the Cayman Islands Registrar of Companies and any other relevant Governmental Entity, agency or instrumentality in Hong Kong, the PRC, the Cayman Islands, the United States and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Offer Shares are outstanding;

(xviii)

during the period of one year after the lastest Time of Delivery, not to be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(xix)

not to, and to cause any of its directors, officers, employees, Affiliates and agents of the Company or any person acting on its behalf or on behalf of any of foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares for any purpose or activity that would cause any person participating in the Global Offering, including, without limitation, the Hong Kong Underwriters and the International Underwriters, to be in violation of the Sanctions Laws and Regulations;

(xx)

not to, and to cause any of its directors, officers, employees, Affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company that is not, or is not reasonably expected to be, included in each of the Registration Statement, the Disclosure Package and the Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the date on which the Hong Kong Offering Price is determined in accordance with the terms of the Hong Kong Underwriting Agreement;

(xxi)

not to, and to cause its Affiliates or persons acting on its or their behalf (other than the International Underwriters and their respective Affiliates) not to, distribute prior to the latest Time of Delivery any offering material in connection with the offer and sale of the Offer Shares other than the Registration Statement, the Disclosure Package and the Prospectus;

(xxii)

until the Joint Representatives have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause any of its directors, officers, employees, Affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilizing Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

(xxiii)

not to, and cause any of its directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of the foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any securities of the Company to facilitate the sale or resale of any security of the Company or otherwise in violation of applicable Laws (including but not limited to the Securities and Futures (Price Stabilizing) Rules); (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (C) take or omit to take, directly or indirectly, any action which may result in the loss by the Stabilizing Manager of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise;

(xxiv)

prior to the completion of the Global Offering as notified by the Joint Representatives, without prior approval by the Joint Representatives, not to (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) cancel, waive, release or discount in whole or in part any debt or claim, or (D) acquire or dispose of or agree to acquire or dispose of any business or asset, which in each case would, or could reasonably be expected to, materially and adversely affect the Global Offering or result in a Material Adverse Effect;

(xxv)

to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(xxvi)

subject to any waiver granted by the SEHK, to use its best endeavors to procure that no core connected person (as defined in the Listing Rules) will, by itself or through a company controlled by it, apply for International Offer Shares either in its own name or through nominees, unless permitted to do so under the Listing Rules or having obtained confirmation to that effect, and if the Company shall become aware of any application or indication of interest for International Offer Shares by any connected person, controlled company or nominee, it shall forthwith notify the Joint Representatives (for itself and on behalf of the Joint Global Coordinators, the Joint Bookrunners, the Lead Managers and the International Underwriters); and

(xxvii)

to indemnify and hold each of the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, any of their Affiliates, directly or indirectly, harmless against any documentary, stamp or similar issuance or transfer Taxes, duties or fees and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the PRC, the Cayman Islands, the United States or any other jurisdictions which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in the Registration Statement, the Disclosure Package or the Prospectus and the execution and delivery of this Agreements, and, in particular, to indemnify and hold the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, any of their Affiliates and any person acting on their behalf, directly or indirectly, harmless against any Trading Fee, Transaction Levy or other levy which may be required to be paid in connection with the issuance of the Offer Shares and the listing of the Offer Shares on the SEHK (except where any of the foregoing persons purchase the International Offer Shares for their own proprietary investment accounts).

(b)

The Company hereby undertakes to each of the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters that, for the period commencing on the Price Determination Date (as defined in the Hong Kong Underwriting Agreement) and ending on, and including, the date that is 90 days after the Price Determination Date (the “Lock-Up Period”), or such earlier date that the Joint Representatives (for themselves and on behalf of the Underwriters) consent to in writing, and unless in compliance with the requirements of the Listing Rules, the Company will not, directly or indirectly, take any of the following actions with respect to its Shares, any other class of shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its Shares, any other class of shares or ADSs (the “Lock-Up Securities”):

(i) offer, sell, issue, pledge, contract to sell or otherwise dispose of Lock-Up Securities; or

(ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities; or

(iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Securities Act; or

(iv) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Prospectus, without the prior written consent of the Joint Representatives, provided, however, that the Company shall be permitted during the Lock-Up Period to, without the prior written consent of the Joint Representatives:

(i) issue, offer and sale of the Offer Shares pursuant to the Global Offering (including pursuant to Over-allotment Option);

(ii) issue any securities in connection with the convertible senior notes due 2026 in the aggregate principal amount of US$500 million that were issued by the Company in April 2019 and the convertible senior notes due 2027 in the aggregate principal amount of US$800 million that were issued by the Company in June 2020;

(iii) sell, or cause to be sold, the Offer Shares to be sold and/or issued hereunder, including, for avoidance of doubt, any Shares to be loaned and sold pursuant to the borrowing arrangement by and among the Stabilising Manager (or its affiliates or any person acting for it) and Profound Surplus Limited, which arrangement is intended to facilitate stabilising activities in connection with the Global Offering; or

(iv) issue Shares or ADSs or the grant of options to purchase Shares, restricted shares, restricted share units or any other equity-linked rights issuable under the Share Incentive Plans existing on the date of this Agreement, including the effect of one or more bulk issuances of Shares, or ADSs upon deposit of Shares with the Company’s depositary bank, and delivered to the Company’s brokerage accounts existing on the date of this Agreement, in contemplation of future issuance under the Share Incentive Plans existing on the date of this Agreement; or

(v) effect any capitalization issue, capital reduction or consolidation or sub-division of the Shares;

(vi) issue securities upon the exercise of an option or a warrant, the vesting of a restricted share unit or the conversion of a security outstanding on the date of this Agreement;

(vii) issue any securities by the Company in connection with the Company’s acquisition of one or more businesses, assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the recipients of such securities execute a lock-up agreement in favor of the Underwriters containing substantially the same obligations as those set forth in this Agreement; and

(viii) repurchase securities pursuant to the share repurchase programs of the Company existing on the date of this Agreement.

The undertakings in this Clause 4(b) will continue in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

5.	Issuer Free Writing Prospectus and Testing-the-Waters Communication.

(a) Each International Underwriter represents and agrees that, without the prior consent of the Company and the Joint Representatives, it has not made and will not make any offer relating to the Offer Shares that would constitute a free writing prospectus required to be filed with the SEC; any such free writing prospectus the use of which has been consented to by the Company and the Joint Representatives is listed on Schedule II hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending;

6. Covenant of the Company to Pay Costs. The Company covenants and agrees with each of the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, to pay or cause to be paid all costs, expenses, fees, charges and Taxes in connection with or incidental to the Global Offering (whether or not the Global Offering is consummated), which shall include, without limitation, those relating to:

(a) fees and expenses of the Accountants;

(b) fees and expenses of the Hong Kong Share Registrar and the White Form eIPO Service Provider;

(c) fees and expenses of all Legal Advisers to the Company and the Underwriters;

(d) fees and expenses of any public relations consultants;

(e) fees and expenses of the Internal Control Consultant;

(f) fees and expenses of any translators engaged by the Company;

(g) fees and expenses of the Receiving Bank(s) and the Nominee;

(h) fees and expenses related to the application for listing of the Shares on the Main Board, the registration of any documents with any relevant authority and the qualification of the Offer Shares in any other jurisdiction as referred to in the Offering Documents;

(i) fees and expenses of the roadshow coordinator engaged by the Company;

(j) costs and expenses incurred for conducting pre-marketing;

(k) fees and expenses of the financial printer retained by the Company for the Global Offering;

(l) all printing and advertising costs in relation to the Global Offering;

(m) all costs of printing, despatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(n) all capital duty (if any), premium duty (if any), tax and levy payable in respect of the creation and issue of the International Offer Shares, the International Public Offering, the execution and delivery of and the performance of any provisions of this Agreement;

(o) fees and expenses related to the registration of the Offering Documents with any relevant authority, including without limitation, the Registrar of Companies in Hong Kong;

(p) all processing charges and related expenses payable to Hong Kong Securities Clearing Company Limited;

(q) all CCASS transaction fees payable in connection with the Global Offering,

and the Company shall pay all the fees, costs, charges, Taxation and expenses incurred in connection with the listing of the Shares on the Main Board including, without limitation, Brokerage, Trading Fee and Transaction Levy payable by the Company and any stamp or capital duty or other similar tax arising from the creation, issue and allotment or sale of Offer Shares pursuant to the Global Offering.

For the avoidance of doubt, the Company shall not be responsible for any out-of-pocket expenses incurred by the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters in connection with the Global Offering.

7. Conditions to the Obligations of the International Underwriters. The obligations of the International Underwriters hereunder, as to the Offer Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Sale and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and the following additional conditions:

(a)

The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Joint Representatives;

(b)

the Joint Representatives shall have received at each Time of Delivery an opinion of Clifford Chance, counsel for the International Underwriters as to Hong Kong law, dated the applicable Time of Delivery and in form and substance satisfactory to the Joint Representatives;

(c)

the Joint Representatives shall have received at each Time of Delivery an opinion and a 10b-5 disclosure letter of Clifford Chance US LLP, counsel to the International Underwriters as to U.S. law, dated the applicable Time of Delivery in form and substance satisfactory to the Joint Representatives;

(d)

the Joint Representatives shall have received at each Time of Delivery an opinion of Commerce & Finance Law Offices, counsel to the International Underwriters as to the PRC law, dated the applicable Time of Delivery and in form and substance satisfactory to the Joint Representatives;

(e)

Skadden, Arps, Slate, Meagher & Flom and affiliates, counsel to the Company as to U.S. law, shall have furnished to the Joint Representatives at each Time of Delivery an opinion and a 10b-5 disclosure letter addressed to the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, dated the applicable Time of Delivery, in form and substance satisfactory to the Joint Representatives;

(f)

Skadden, Arps, Slate, Meagher & Flom and affiliates, counsel to the Company as to Hong Kong law, shall have furnished to the Joint Representatives at each Time of Delivery an opinion addressed to the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, dated the applicable Time of Delivery, in form and substance satisfactory to the Joint Representatives;

(g)

Tian Yuan Law Firm, counsel to the Company as to PRC law, shall have furnished to the Joint Representatives at each Time of Delivery copies of its opinion addressed to the Company and expressly authorizing disclosure of such opinion to the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, dated the applicable Time of Delivery, in the form and substance satisfactory to the Joint Representatives;

(h)

Walkers (Hong Kong), counsel to the Company as to Cayman Islands law, shall have furnished to the Joint Representatives at each Time of Delivery copies of its opinion addressed to the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, dated such Time of Delivery, in form and substance satisfactory to the Joint Representatives;

(i)

the Accountants shall, at the date of this Agreement and at each Time of Delivery, have furnished to the Joint Representatives a comfort letter or letters addressed to the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Joint Representatives, which letters shall cover, without limitation, the various financial disclosures contained in each of the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus;

(j)

neither the Company nor any of other members of the Group (A) shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood, windstorm, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus, and (B) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any material adverse change in the share capital or long-term indebtedness of the Company or any of its subsidiaries, taken as a whole, or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, business, properties, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in subsection (A) or (B) above, is in the reasonable judgment of the Joint Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the Global Offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(k)

at each of the Time of Sale and at each Time of Delivery, the Company does not and will not have any debt securities outstanding that are rated by a “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act;

(l)

on or after the Time of Sale, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Global Select Market, The Stock Exchange of Hong Kong Limited, the London Stock Exchange, the Tokyo Stock Exchange, the Shanghai Stock Exchange, the Shenzhen Stock Exchange or the Singapore Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities, or Hong Kong or PRC authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong, Singapore, Tokyo or the PRC; (iv) the imposition of the proposal of exchange controls by any governmental authority in Hong Kong or the PRC; (v) the outbreak or escalation of hostilities involving the United States or the PRC or the declaration by the United States or the PRC of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Hong Kong, the PRC or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the Joint Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(m)	The Lender shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Borrower shall have received executed copies thereof;

(n)

the Company shall, at each Time of Delivery, have furnished or caused to be furnished to the Joint Representatives a certificate of the officer of the Company, dated the applicable Time of Delivery, satisfactory to the Joint Representatives and in the form set forth in Exhibit A hereto;

(o)

the Company shall, at each Time of Delivery, have furnished or caused to be furnished to the Joint Representatives a certificate of its Chief Financial Officer, dated the applicable Time of Delivery, satisfactory to the Joint Representatives and in the form set Forth in Exhibit B hereto;

(p)	Each party set forth in Exhibit D attached hereto shall have entered into a lock-up agreement in the form attached as Exhibit E hereto;

(q)

The Company shall have complied with the provisions of Section 4(vi) hereof with respect to the furnishing of prospectuses within the prescribed time period following the execution and delivery of this Agreement; and

(r)	The Offer Shares shall have been duly listed on the SEHK.

8.	Indemnity and Contribution.

(a)

The Company will indemnify and hold harmless each International Underwriter, their respective Affiliates, agents, associates, branches, delegates, directors, employees, head offices members, officers, partners and subsidiaries of each International Underwriter and their respective Affiliates, any person who controls any such International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, against any losses, claims, damages or liabilities, joint or several, to which such International Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each International Underwriter for any legal or other expenses incurred by such International Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the International Underwriter Information. As used in this Agreement with respect to an International Underwriter and an applicable document, “International Underwriter Information” shall mean the written information furnished to the Company by such International Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information is the name and address of such International Underwriter appearing in the Registration Statement, the Disclosure Package or the Prospectus (collectively, the “International Underwriter Information”).

(b)

Each International Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the International Underwriter Information; and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters on the other from the offering of the International Offer Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the International Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the International Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Offer Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)

In the event that any award, order or judgment given or made in relation to any amount due hereunder to the International Underwriters or any indemnified party entitled to seek indemnity against the Company hereunder that is expressed and paid in a currency (the “relevant currency”) other than United States dollars, the Company will, jointly and severally, indemnify each International Underwriter or such other indemnified party against any loss incurred by such International Underwriter or such other indemnified party as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the relevant currency for the purpose of obtaining or enforcing such award, order or judgment and (b) the rate of exchange at which such International Underwriter or other indemnified party is able to purchase United States dollars with the amount of the relevant currency actually received by such International Underwriter or other indemnified party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such award, order or judgment as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

9.	Increase in International Underwriters’ Commitments.

(a)

If any International Underwriter shall default in its obligation to purchase the International Offer Shares which it has agreed to purchase hereunder at a Time of Delivery, the Joint Representatives may in their discretion arrange for one or more International Underwriters or other parties to purchase, such International Offer Shares on the terms contained herein. If within 36 hours after such default by any International Underwriter the Joint Representatives do not arrange for the purchase of such International Offer Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Joint Representatives to purchase such International Offer Shares on such terms. In the event that, within the respective prescribed period, the Joint Representatives notify the Company that the Joint Representatives have so arranged for the purchase of such International Offer Shares, or the Company notifies the Joint Representatives that the Company has so arranged for the purchase of such International Offer Shares, the Joint Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Joint Representatives may thereby be made necessary. The term “International Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such International Offer Shares.

(b)

If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by the Joint Representatives or, the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased does not exceed 10% of the aggregate number of all of the International Offer Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting International Underwriter to purchase the number of International Offer Shares which such International Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting International Underwriter to purchase its pro rata share (based on the number of International Offer Shares which such International Underwriter agreed to purchase hereunder) of the International Offer Shares of such defaulting International Underwriter or International Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

(c)

If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by the Joint Representatives or, the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased exceeds 10% of the aggregate number of all of the International Offer Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting International Underwriters to purchase International Offer Shares of a defaulting International Underwriter or International Underwriters, then this Agreement (or, with respect to an Additional Time of Delivery, the obligations of the International Underwriters to purchase or to procure purchasers for and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting International Underwriter or the Company, except for the expenses to be borne by the Company and the International Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

(d)	If this Agreement shall be terminated pursuant to this Section 9, the Company shall not be under any liability to any International Underwriter except as provided in Sections 6 and 8 hereof.

10.	Effective Date of this Agreement; Termination.

(a)	This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)

If any of the conditions specified in Section 7 shall not have been fulfilled when and as required herein, or if any of the certificates, opinions, written statements or letters furnished to the International Underwriters pursuant to Section 7 shall not be in all respects satisfactory in form and substance to the Joint Representatives, this Agreement and all obligations of the International Underwriters hereunder may be terminated by the Joint Representatives by notice (orally or in writing) to the Company at, or at any time prior to, 8:00 a.m. on the date of the First Time of Delivery or any other Time of Delivery, as applicable; provided, however, that the Joint Representatives may, in their sole and absolute discretion, waive or modify any condition precedent set forth in Section 7.

(c)

In addition, the obligations of the several International Underwriters hereunder shall be subject to termination, if, at any time prior to the First Time of Delivery, there develops, occurs, exists or comes into force the events:

(i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange, the NASDAQ Global Market or the Stock Exchange;

(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;

(iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, the PRC or Hong Kong shall have occurred;

(iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, the Cayman Islands, the PRC or Hong Kong authorities; or

(v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets, currency exchange rates or controls or any calamity or crisis or any event or series of events in the nature of force majeure (including, without limitation, acts of government, declaration of a national, regional or international emergency or war, acts of war, acts of terrorism or acts of God) that, in the reasonable judgment of the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the International Underwriters), is material and adverse and which, singly or together with any other event specified in this Section 10(c)(v), makes it, in the reasonable judgment of the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters), impracticable to proceed with the Hong Kong Public Offering and/or the Global Offering or the delivery of the Offer Shares on the terms and in the manner contemplated by the Hong Kong Prospectus, the Green Application Form, the Formal Notice, the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Final Prospectus.

(d)

If this Agreement shall be terminated pursuant to this Section 10, the Company shall then be under no liability to any International Underwriter except as provided in Sections 6 and 8 hereof and the International Underwriters shall be under no obligation or liability to the Company (except to the extent provided in Section 8 hereof) or to one another under this Agreement, and the Company shall reimburse the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters for all out of pocket costs and expenses (including the fees and expenses of their counsel) incurred by the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters in connection with this Agreement and the offering contemplated hereby.

11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Joint Representatives, Joint Global Coordinators, the Joint Bookrunners and the several International Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter or any controlling person of any International Underwriter, or the Company, or any officer or director of the Company, and shall survive delivery of and payment for the International Offer Shares.

12. Notices.

(a)

In all dealings hereunder, the Joint Representatives shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Representatives.

(b)	Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing, and

(i)	if to the International Underwriters, shall be delivered or sent by email to the Joint Representatives at:

Morgan Stanley & Co. International plc
Address:	46/F, International Commerce Centre, 1 Austin Road West, Kowloon Hong Kong
Email:	Robin.Zhao@morganstanley.com
Attention:	Robin Zhao

Goldman Sachs (Asia) L.L.C.
Address:	68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong
Email:	gs-s6@ny.email.gs.com
Attention:	Dawei Huang, Ye Zhu, David Leo

J.P. Morgan Securities (Asia Pacific) Limited
Address:	28/F, Chater House, 8 Connaught Road Central, Hong Kong
Email:	S6_Core@jpmorgan.com
Attention:	Nelly Pai
UBS AG Hong Kong Branch
Address:	52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong
Email:	andrew.an@ubs.com, alexa.yang@ubs.com, with a copy to: ob-gb+-projects6@ubs.com

Attention:	Mr. Andrew An / Mr. Alex Yang

(ii)

if to the Company, shall be delivered or sent by email to the Company at Building 3, Guozheng Center, No. 485 Zhengli Road, Yangpu District, Shanghai, People’s Republic of China, Attention: Xin Fan, Email: sam@bilibili.com.

13. Parties at Interest Successors and Assigns. This Agreement shall be binding upon and inure solely for the benefit of the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters, the Company and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company, and each person who controls any Joint Global Coordinator, Joint Sponsor, Joint Representative, Joint Bookrunner, Joint Lead Manager or International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters) shall acquire or have any right under or by virtue of this Agreement. No subsequent purchaser of Offer Shares from any International Underwriter shall be deemed to be a successor by reason merely of such purchase. No party hereto shall assign or transfer all or any part of any benefit of, or interest or right in, this Agreement, or any benefit, interest, right or obligation arising under this Agreement without the consent of the other parties hereto, provided that the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners and the Joint Lead Managers and International Underwriters may at any time assign to any of their respective Affiliates, any person who has the benefit of the indemnities in Section 8 and any of their respective successor entities the benefits of and interests and rights in or arising under this Agreement. Obligations under this Agreement shall not be assignable.

14. Time of the Essence. Time shall be of the essence of this Agreement.

15. No Fiduciary Relationship. The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the Offer Shares; the Joint Representatives, in their role as such, are acting solely as the Joint Representatives of the Global Offering; the Joint Global Coordinators, in their role as such, are acting solely as the Joint Global Coordinators of the Global Offering; the Joint Bookrunners, in their role as such, are acting solely as the Joint Bookrunners of the Global Offering; and the Joint Lead Managers, in their role as such, are acting solely as the Joint Lead Managers of the Global Offering; the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company.

The Company further acknowledges and agrees that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are not advising the Company, its directors, management or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisers concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective directors, officers and Affiliates shall have any responsibility or liability to the Company with respect thereto. Any review by the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and shall be not be on behalf of the Company.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to it in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

16. Entire Agreement. This Agreement, and in the case of the Joint Sponsors, also together with the respective engagement letters between the Company and the Joint Sponsors only in their respective capacity as a Joint Sponsor, constitutes the entire agreement amongst the Company, the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters relating to the underwriting of the Hong Kong Public Offering and supersedes and extinguishes (other than the engagement letters between the Company and the Joint Sponsors) any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement at any time prior to the execution of this Agreement (the “Pre-contractual Statements”). Each party hereto acknowledges that in entering into this Agreement on the terms set out in this Agreement, it is not relying upon any Pre-contractual Statement which is not expressly set out herein or the documents referred to herein. No party shall have any right of action (except in the case of fraud) against any other party to this Agreement arising out of or in connection with any Pre-contractual Statement except to the extent that such Pre-contractual Statement is incorporated into this Agreement or the documents referred to herein.

17. Submission to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties, irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company appoints Cogency Global Inc., as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, United States of America. The Company and the International Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Underwriting Agreements or the transactions contemplated thereby.

19. Waiver of Jury Trial. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

21. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “US$,” is of the essence. To the fullest extent permitted by Law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable Law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

22. Taxes. All payments to be made by the Company under this Agreement shall be paid free and clear of any right of counterclaim or set-off and without deduction or withholding for or on account of, any present or future taxation imposed by any authority and all interest, additions to tax, penalties or similar liabilities with respect thereto, save for any deduction or withholding required by law if any taxation is required by the law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein is received by the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners or the Joint Lead Managers, the International Underwriters or the Hong Kong Underwriters, as applicable. For the avoidance of doubt, no such additional amount(s) will be payable pursuant to this paragraph on account of (i) any income taxes or other Taxes imposed on an International Underwriter as a result of such International Underwriter having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder; or (ii) any Taxes to the extent imposed as a result of the failure of an International Underwriter to timely provide information or certification as reasonably requested by the Company that would have reduced or eliminated such Taxes.

23. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

24.	Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)

In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

As used herein,

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

25. Bail-In Action. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the Parties, each of the BRRD Counterparties and the UK Bail-in Counterparties acknowledges and accepts that a BRRD Liability or a UK Bail-in Liability (as the case may be) arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority or the UK Bail-in Powers by the relevant UK resolution authority (as the case may be) and acknowledges, accepts and agrees to be bound by:

(a)

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant BRRD Party to the relevant BRRD Counterparty or of the UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the relevant UK Bail-in Party to the relevant UK Bail-in Counterparty (as the case may be) under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or the UK Bail-in Liability (as the case may be) or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of the BRRD Liability or the UK Bail-in Liability (as the case may be) into shares, other securities or other obligations of the relevant BRRD Party or the UK Bail-in Party or another person, and the issue to or conferral on the relevant BRRD Counterparty or the UK Bail-in Counterparty (as the case may be) of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability or the UK Bail-in Liability (as the case may be); and

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)

the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority or the relevant UK resolution authority (as the case may be), to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority or the UK Bail-in Powers by the relevant UK resolution authority.

As used herein, “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “BRRD Parties” means all underwriters subject to Bail-in Powers; “BRRD Counterparties” refers to any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised; “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Parties; “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; “UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; “UK Bail-in Parties” means all underwriters subject to UK Bail-in Powers; “UK Bail-in Counterparties” refers to any party to this Agreement to whom any UK Bail-in Party owes a UK Bail-in Liability under or in connection with this Agreement from time to time.

26. EU Blocking Regulation. Each International Underwriter and the Company agree and confirm that it is not entitled to the benefit of or does not seek, make or repeat, as appropriate the representation and warranty and undertaking contained in this Agreement to the extent that those provisions would result in a violation of Council Regulation (EC) 2271/1996 (the “EU Blocking Regulation”) or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union.

If the foregoing correctly sets forth the understanding between the Company and the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement between the Company and the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, severally (and not jointly or jointly and severally).

[Signature pages to follow]

Very truly yours,
For and on behalf of
Bilibili Inc.

By:
Name:
Title:

For and on behalf of

Morgan Stanley & Co. International plc

Name:
Title:

For and on behalf of

Morgan Stanley & Co. International plc

(as attorney on behalf of each of the other Joint Global Coordinators, Joint

Bookrunners, Joint Lead Managers and International Underwriters)

Name:
Title:

For and on behalf of

Goldman Sachs (Asia) L.L.C.

(incorporated in Delaware, U.S.A. with limited liability)

Name:
Title:

For and on behalf of

Goldman Sachs (Asia) L.L.C.

(incorporated in Delaware, U.S.A. with limited liability)

(as attorney on behalf of each of the other Joint Global Coordinators, Joint Bookrunners, Joint

Lead Managers and International Underwriters)

Name:
Title:

For and on behalf of
J.P. Morgan Securities (Asia Pacific) Limited

Name:
Title:

For and on behalf of

J.P. Morgan Securities (Asia Pacific) Limited

(as attorney on behalf of each of the other Joint Global Coordinators, Joint Bookrunners, Joint

Lead Managers and International Underwriters)

Name:
Title:

For and on behalf of

UBS AG Hong Kong Branch[2]

Name:
Title:

Name:
Title:

[2]	UBS AG is incorporated in Switzerland with limited liability.

For and on behalf of

UBS AG Hong Kong Branch3

(as attorney on behalf of each of the other Joint Global Coordinators, Joint Bookrunners, Joint

Lead Managers and International Underwriters)

Name:
Title:

Name:
Title:

[3]	UBS AG is incorporated in Switzerland with limited liability.

For and on behalf of
Morgan Stanley Asia Limited

Name:
Title:

For and on behalf of

J.P. Morgan Securities (Far East) Limited

Name:
Title:

For and on behalf of

UBS Securities Hong Kong Limited

Name:
Title:

Name:
Title:

For and on behalf of

J.P. Morgan Securities plc

Name:
Title:

For and on behalf of
J.P. Morgan Securities LLC

Name:
Title:

For and on behalf of

UBS Securities LLC

Name:
Title:

Name:
Title:

SCHEDULE I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT IN GLOBAL

OFFERING

Underwriter	Number of Firm Shares		Percentage of Firm Shares
Morgan Stanley Asia Limited / Morgan Stanley & Co. International plc	[	•]	[	•]
Goldman Sachs (Asia) L.L.C.	[	•]	[	•]
J.P. Morgan Securities (Asia Pacific) Limited / J.P. Morgan Securities plc	[	•]	[	•]
UBS AG Hong Kong Branch	[	•]	[	•]
China International Capital Corporation Hong Kong Securities Limited	[	•]	[	•]
Merrill Lynch (Asia Pacific) Limited	[	•]	[	•]
Credit Suisse (Hong Kong) Limited	[	•]	[	•]
CLSA Limited	[	•]	[	•]
Haitong International Securities Company Limited	[	•]	[	•]
CMB International Capital Limited	[	•]	[	•]
CCB International Capital Limited	[	•]	[	•]
Guotai Junan Securities (Hong Kong) Limited	[	•]	[	•]
Futu Securities International (Hong Kong) Limited	[	•]	[	•]
US Tiger Securities, Inc.	[	•]	[	•]
Wellington Financial Limited	[	•]	[	•]

Total	25,000,000		100.0%

SCHEDULE I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS

International Underwriter	Number of Firm Shares		Percentage of Firm Shares
Morgan Stanley & Co. International plc	[	•]	[	•]
Goldman Sachs (Asia) L.L.C.	[	•]	[	•]
J.P. Morgan Securities plc	[	•]	[	•]
UBS AG Hong Kong Branch	[	•]	[	•]
China International Capital Corporation Hong Kong Securities Limited	[	•]	[	•]
Merrill Lynch (Asia Pacific) Limited	[	•]	[	•]
Credit Suisse (Hong Kong) Limited	[	•]	[	•]
CLSA Limited	[	•]	[	•]
Haitong International Securities Company Limited	[	•]	[	•]
CMB International Capital Limited	[	•]	[	•]
CCB International Capital Limited	[	•]	[	•]
Guotai Junan Securities (Hong Kong) Limited	[	•]	[	•]
Futu Securities International (Hong Kong) Limited	[	•]	[	•]
US Tiger Securities, Inc.	[	•]	[	•]
Wellington Financial Limited	[	•]	[	•]

Total	24,250,000		100.0%

SCHEDULE II

ISSUER FREE WRITING PROSPECTUS (INCLUDED IN THE DISCLOSURE PACKAGE)

NA

OTHER INFORMATION INCLUDED IN THE DISCLOSURE PACKAGE

The International Offer Shares and the Hong Kong Offer Shares are being offered at an identical price of HK$[•] per Share.

SCHEDULE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Sponsors, the Joint Lead Managers and the International Underwriters as follows:

1.	Registration Statement and Prospectus

The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof and; no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, as amended, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and as of each Time of Delivery, the Prospectus will conform in all material respects with the Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information. The Offer Shares have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement, the Pricing Prospectus, the Prospectus and the filing of the relevant documents with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Disclosure Package, the Prospectus, this Agreement or the Offer Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document. The Company (including, without limitation, its agents and representatives, other than the Hong Kong Underwriters and the International Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to any offering material in connection with the offering and sale of the Offer Shares and will not, without the prior written consent of the Joint Representatives, prepare, make, use, authorize, approve or refer to any offering material, other than the Preliminary Prospectus, the Pricing Prospectus and any Issuer Free Writing Prospectus to which the Joint Representatives have consented in accordance with this Agreement.

2.	Preliminary Prospectus

No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information.

3.	Disclosure Package

The Disclosure Package, at the Time of Sale did not, and at each Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information.

4.	Issuer Free Writing Prospectus

The Company (including its agents and representatives, other than the International Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offer Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule II hereto as constituting part of the Disclosure Package and (v) any Written Testing-the-Waters Communication, any electronic road show or other written communications, in each case approved in writing in advance by the Joint Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, and has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby). Each Issuer Free Writing Prospectus, and each Written Testing-the-Waters Communication and each roadshow material did not at the Time of Sale, and at each Time of Delivery will not, conflict with the information contained in the Registration statement, the Disclosure Package or the Prospectus and, when taken together with (A) the Preliminary Prospectus and (B) any subsequent Issuer Free Writing Prospectus (dated on or before the Time of Sale or the Time of Delivery, as appropriate), did not at the Time of Sale, and at each Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information.

5.	Testing-the-Waters Communication

The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Joint Global Coordinators and (ii) has not authorized anyone other than the Joint Representatives to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

6.	Incorporated Documents

The documents incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus, when they were filed or furnished with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, when such documents become effective or are filed or furnished with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7.	No Material Adverse Change

7.1

Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has been no Material Adverse Effect, (ii) there have been no transactions entered into by the Company or any of the Group Entities, other than those in the ordinary course of business, which are material and adverse with respect to the Company and the Group Entities considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, (D) assumed or acquired or agreed to assume or acquire any obligation or liability, direct or contingent, or (E) cancelled, waived, released or discounted in whole or in part any debt or claim, that would, in the case of any of clauses (A) through (E) above, be material and adverse to the Company and the Group Entities, taken as a whole, and that are not otherwise described in each of the Registration Statement, the Disclosure Package and the Prospectus.

7.2

Since the date of the latest audited consolidated financial statements included in each of the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities has sustained any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any Governmental Entity, and since the date as of which information is given in the Disclosure Package and the Prospectus, there has been no material adverse change in the share capital, long-term debt or short term loans of the Group.

8.	Title to Property

The Company and the Group Entities have good and marketable title to all real property (if any) owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (i) are described in the Registration Statement, the Disclosure Package and the Prospectus or (ii) would not, singly or in the aggregate, materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company or any of the Group Entities. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, any real property held under leases or subleases by the Group are held by it under valid, subsisting and enforceable leases with such exceptions as are not material to the Group and do not materially interfere with the use made and proposed to be made of such property by Group; and the Group has no notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries or consolidated variable interest entity under any of the leases mentioned above, or affecting or questioning the rights of the Group to the continued possession of the leased or subleased premises under any such lease.

9.	Organization and Good Standing

9.1

Each of the Company and the Group Entities has been duly organized and is validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a Material Adverse Effect. All their constitutive documents comply with the requirements of applicable laws or jurisdictions of their incorporation or organization in material respects and are in full force and effect. Other than those as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus, there is no other major subsidiary or Consolidated Affiliated Entity of the Company.

9.2

The Company has been duly registered as a non-Hong Kong company under Part 16 of the Companies Ordinance. Save for the requirements that have been or will be waived by the Government Authorities, the memorandum of association, articles of association and other constitutive documents and the business registration certificate of the Company comply with the applicable Laws of Hong Kong (including, without limitation, the Listing Rules) and the requirements of the Laws of the Cayman Islands and are in full force and effect.

10.	Capitalization

As of the date of this Agreement, the Company has the authorized and issued share capital as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus. The issued share capital of the Company has been duly authorized, validly issued, is fully paid and non-assessable. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (A) all of the issued share capital of each of the Group Entities incorporated or organized outside of the PRC has been duly authorized and validly issued, is fully paid and non-assessable, and the registered capital of each of the Group Entities established in the PRC has been fully paid in accordance with the payment schedule stipulated in their respective articles of association or similar organizational documents and in compliance with PRC Laws; (B) all of the issued and outstanding share capital of each of the Group Entities (other than the Variable Interest Entities) is owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (C) all of the issued share capital of each of the Group Entities have been issued in compliance with all applicable Laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no Encumbrance.

11.	No Other Offerings

Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (A) the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to Share Incentive Plans; (B) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase Shares or shares of any other capital stock of the Company, and (C) no person has the right to act as an underwriter or as a financial adviser to the Company in connection with the offer and sale of the Offer Shares.

12.	No Registration Rights

There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the Securities Act, other than those rights that have been disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

13.	No Conflict

The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Offer Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated under the Transaction Documents, and the use and application of the proceeds from the Global Offering, as set forth in and contemplated by the Registration Statement, the Disclosure Package and the Prospectus do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Group Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offer Shares and the consummation of the transactions contemplated by the Transaction Documents except for such as have been obtained and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under U.S. state securities laws, such governmental authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by the Underwriters, and such approval from the SEHK for the listing of and permission to deal in the Shares on the Main Board of the SEHK. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Group Entities.

14.	Absence of Violations, Defaults and Conflicts

Neither the Company nor any of the Group Entities is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Group Entities is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of the Group Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ, decree, guideline or notice of any Governmental Entity, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.

15.	Statistical and Market-related Data

Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes, after reasonable inquiry, to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources.

16.	Absence of Proceedings

16.1

There is (A) no action, suit, proceeding, inquiry or investigation or before or brought by any Governmental Entity now pending or, to the best knowledge of the Company after due and careful inquiry, threatened, against or affecting the Company or any of the Group Entities or any of their respective directors or officers, (B) no Laws that have been enacted, adopted or issued, and (C) no judgment, decree or order of any Governmental Entity against the Company or any of the Group Entities or any of their respective directors or officers, which, in any such case described in clause (A), (B) or (C) above, would result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations hereunder and thereunder, or is required to be described in each of the Registration Statement, the Disclosure Package and the Prospectus but are not so described; and the aggregate of all pending legal or governmental proceedings to which the Company or any of the Group Entities is a party or of which any of their respective properties or assets is the subject which are not described in each of the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

16.2

None of the Company, the Group Entities, nor any person acting on behalf of any of them, has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or, to the best of the Company’s knowledge after reasonable inquiry, threatened, to wind up, liquidate, dissolve, make dormant or eliminate or declare insolvent the Company or any of the Group Entities.

17.	Possession of Licenses and Permits

Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (A) each of the Company and the Group Entities possess, and are in compliance with the terms of such permits, licenses, franchises, concessions, orders, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to own, lease, license and use its properties and assets and conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus and have made all necessary declarations and filings with all Governmental Entities; (B) none of such Governmental Licenses contains any burdensome restrictions or conditions not described in each of the Registration Statement, the Disclosure Package and the Prospectus; (C) each of the Company and its Affiliates are in compliance with the terms and conditions of all Governmental Licenses in all material respects; (D) all of such Governmental Licenses are valid and in full force and effect; (E) neither the Company nor any of the Group Entities has received any notice of proceedings relating to the revocation or modification of such Governmental Licenses that, if determined adversely to the Company or any of Group Entities, would individually or in the aggregate, result in a Material Adverse Effect on the Company and its Group Entities taken as a whole.

18.	Intellectual Property

In each case, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (i) each of the Company and the Group Entities owns, possesses, licenses or has other rights to use or can acquire on reasonable terms the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Intellectual Property”); (ii) none of the material Intellectual Property is unenforceable or invalid; (iii) neither the Company nor any of the Group Entities has received any notice alleging infringement, violation or conflict with (and neither the Company nor any of the Group Entities knows of any basis for alleging infringement, violation or conflict with) rights of others with respect to the Intellectual Property that would reasonably be expected to have a Material Adverse Effect; (iv) there are no pending or, to the best of the Company’s knowledge, threatened actions, suits, proceedings or claims by others that allege the Company or any of the Group Entities is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right that would reasonably be expected to have a Material Adverse Effect; (v) neither the Company nor any of the Group Entities is in breach of, and the Company and the Group Entities have complied in all respects with all terms of, any license or other agreement relating to the Intellectual Property, except such breach or noncompliance that would not reasonably be expected to have a Material Adverse Effect; (vi) neither the Company nor any of the Group Entities is subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world; (vii) each of the Company and the Group Entities has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”); and (viii) (A) all use or disclosure of Confidential Information owned by the Company or the Group Entities by or to a third party has been pursuant to a written agreement between the Company, the Group Entities and such third party, and (B) all use or disclosure of Confidential Information not owned by the Company or the Group Entities has been pursuant to the terms of a written agreement between the Company, the Group Entities, and the owner of such Confidential Information, or is otherwise lawful, except that in either case of subclause (A) or (B) the failure to do so would not reasonably be expected to have a Material Adverse Effect.

19.	Cybersecurity and Data Protection

The Company and the Group Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and the Group Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Group Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Group Entities are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

20.	Absence of Labor Disputes

Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of the Group Entities exists or to the knowledge of the Company is imminent, which would result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Group Entities, or to any other person.

21.	Payment of Taxes

Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Group Entities have paid all material taxes required to be paid through the date hereof, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, and all returns, reports or filings which ought to have been made by or in respect of the Company and the Group Entities for taxation purposes as required by the law of the jurisdictions where the Company and the Group Entities are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all respects; no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided; the provisions made in the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or would reasonably be expected thereafter to become liable; and neither the Company nor any of the Group Entities has received notice of any material tax deficiency with respect to the Company or any of the Group Entities.

22.	Insurance

Each of the Company and the Group Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, and all such insurance is in full force. Neither the Company nor any of its Subsidiaries or Group Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. To the best knowledge of the Company, there is no material insurance claim made by or against the Company or any of the Group Entities, pending, outstanding, or threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim.

23.	Investment Company Act

The Company is not, and after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

24.	PFIC

The Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2020, does not expect to be a PFIC in the current taxable year ending December 31, 2021 or in the foreseeable future.

25.	Independent Accountant

The Accountants who have audited and/or reviewed the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

26.	Accounting Controls

26.1

The Company and each of the Group Entities maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act, which are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“US GAAP”) and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

26.2

The statutory books, books of account and other records of whatsoever kind of each of the Company and the Group Entities are in the proper possession, up-to-date and contain complete and accurate records as required by Laws in such books and no notice or allegation on the accuracy and rectification has been received; all accounts, documents and returns required by Laws to be delivered or made to the Registrar of Companies in Hong Kong, SFC or any other Governmental Entity in any jurisdiction have been duly and correctly delivered or made.

27.	FPI

The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

28.	Sarbanes-Oxley Act

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

29.	Disclosure Controls and Procedures

29.1

The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company or any of the Group Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

29.2

The Company has established and maintains and evaluates disclosure and corporate governance controls and procedures to ensure that the Company and its directors comply in a timely manner with the requirements of the Listing Rules, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and any other applicable Laws.

30.	Anti-Corruption, Anti-Money Laundering and Sanctions Compliance

30.1

None of the Company or any of the Group Entities or any director or officer of the Company or any of the Group Entities nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of the Group Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, or taken any action in furtherance of, an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official (including any officer or employee of a government or a government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) taken any action, directly or indirectly, that would result in a violation by such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and the Group Entities have conducted their businesses in compliance with, and have instituted and maintain and will continue to maintain and enforce policies and procedures designed to ensure compliance with, all applicable anti-bribery and anti-corruption laws.

30.2

The operations of the Company and the Group Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of Currency and Foreign Transactions Reporting Act of 1970, as amended, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Group Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) , and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Group Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

30.3

(i) Neither the Company nor any the Group Entities, nor any director or officer thereof, nor, to the knowledge of the Company, any employee, agent, affiliate or representative of the Company or any of the Group Entities, is or undertakes any business with an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject or the target of any sanctions administered or enforced by the U.S. Government (including without limitation, the Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Swiss State Secretariat for Economic Affairs (“SECO”) or the Swiss Directorate of International Law, the Monetary Authority of Singapore (“MAS”), the Hong Kong Monetary Authority (“HKMA”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”).

(ii) The Company and the Group Entities will not, directly or knowingly indirectly, use the proceeds of the offering of securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is, or whose government is, the subject or the target of Sanctions;

(B) to fund or facilitate any activities of or business in any Sanctioned Country; or

(C) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and the Group Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was, or whose government was, the subject or the target of Sanctions or with any Sanctioned Country.

31.	Environmental Laws

Except as described in the Registration Statement, the Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Group Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Company and the Group Entities have all Governmental Licenses required under any applicable Environmental Laws and are each in compliance with their requirements; (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Group Entities; and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of the Group Entities relating to Hazardous Materials or any Environmental Laws.

32.	Dividends

32.1

None of the Group Entities is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Group Entity’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Group Entity from the Company or from transferring any of such Group Entity’s properties or assets to the Company or any other Group Entities.

33.	Validity of Variable Interest Entity Agreements

33.1

Each of Shanghai Hode Information Technology Co., Ltd. (“Hode Information Technology”), Shanghai Kuanyu Digital Technology Co., Ltd. (“Shanghai Kuanyu”) and the Company’s Consolidated Affiliated Entities including Sharejoy Network Technology Co., Ltd., Shanghai Zhonger Information Technology Co., Ltd., Shanghai Hehehe Culture Communication Co., Ltd. and Shanghai Anime Tamashi Cultural Media Co., Ltd. has the legal right, power and authority (corporate and other) to enter into and perform its obligations under each of the agreements and transactions described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Service Agreements”) to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the Service Agreements to which it is a party; and each of the Service Agreements to which it is a party constitutes a valid and legally binding obligation of such entity, as the case may be, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

33.2

Each of the Service Agreements is in proper legal form under PRC law for the enforcement thereof against each of the Consolidated Affiliated Entities, as the case may be, in the PRC without further action by any of such entities; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the Service Agreements as set forth in the Registration Statement, the Disclosure Package and the Prospectus, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC, nor is it necessary that any stamp or similar tax be paid on or in respect of any of the Service Agreements. The equity pledge under each of the equity pledge agreements of the Service Agreements has been duly registered with the relevant PRC governmental authorities.

34.	Non-Contravention of Variable Interest Entity Agreements

34.1

Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the execution and delivery by each of Hode Information Technology or Shanghai Kuanyu, or the Company’s Consolidated Affiliated Entities including Sharejoy Network Technology Co., Ltd., Shanghai Zhonger Information Technology Co., Ltd., Shanghai Hehehe Culture Communication Co., Ltd. and Shanghai Anime Tamashi Cultural Media Co., Ltd., and the performance by such entity of its obligations under, each of the Service Agreements to which it is a party and the consummation by such entity of the transactions contemplated therein (the “Service Activities”) did not, do not and will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such entity is a party or by which such entity is bound or to which any of the properties or assets of such entity is bound or to which any of the properties or assets of such entity is subject, except where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect; (ii) result in any violation of the provisions of the articles of association or business license of such entity; or (iii) result in any violation of any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC that are in effect as of the date hereof, including but not limited to the rules and regulations promulgated by the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC, except where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect; and all material Governmental Licenses (as defined below) required in connection with the Service Activities have been made or have been obtained unconditionally in writing, and no such Governmental License has been withdrawn or is subject to any condition precedent which has not been fulfilled, performed or waived.

34.2

Each of the Service Agreements is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Service Agreement. None of the parties to any of the Service Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the Service Agreements, and, to the best knowledge of the Company after due and careful inquiry, no such termination or non-renewal has been threatened or is being contemplated by any of the parties thereto.

35.	SAFE Registrations

Each of the Company and the Group Entities that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, with any applicable rules and regulations of the relevant PRC government agencies in all material respects (including but not limited to the Ministry of Commerce, the NDRC and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, director, and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

36.	Due Authorization

The Company has full right, power and authority to execute and deliver this Agreement, the Hong Kong Underwriting Agreement and each of the Operative Documents (collectively, the “Transaction Documents”) and to perform its obligations under the Transaction Documents; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated under the Transaction Documents has been duly and validly taken. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms. Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of any such Transaction Document, it is not necessary that any such Transaction Document be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of any such Transaction Document or any other documents to be furnished hereunder.

37.	Accounts and other Financial Information

37.1

(A) The audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of Group at the dates indicated and the consolidated results of operations and changes in the consolidated financial position of the Group for the periods specified; and said financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with US GAAP the information required to be stated therein. (B) The selected financial data and the summary financial information included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. (C) Neither the Company, nor any of the Group Entities has any material liabilities or obligations, direct or contingent (including, without limitation, any off-balance sheet obligations), not described in each of the Registration Statement, the Disclosure Package and the Prospectus. (D) Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act. (E) All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

37.2

The unaudited pro forma condensed financial information and the related notes thereto included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the Listing Rules and the assumptions underlying such pro forma condensed financial information are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Prospectus. The pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package and the Prospectus.

38.	Accuracy of Information

38.1

All statements or expressions of opinion or intention and all forward-looking statements, forecasts and estimates (including, without limitation, the statements regarding the sufficiency of working capital, use of proceeds, profit forecast, critical accounting policies, indebtedness and prospects) contained in each of the Registration Statement, the Disclosure Package and the Prospectus have been made after due and proper consideration and on the bases and assumptions referred to therein and represent or will represent reasonable and fair expectations truly and honestly held based on facts known to the Company, and/or any of their respective directors.

38.2

All information disclosed or made available in writing or orally during the course of this offering (and any new or additional information serving to update or amend such information) which was disclosed or made available by or on behalf of the Company or any of its Affiliates or any director, officer, employee or agent of the Company or any of its Affiliates to the Stock Exchange, the SFC, the Commission, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the International Underwriters, the Accountants, the Internal Control Consultant and the legal advisers to the Company or the Underwriters was so disclosed or made available in good faith and was when given and, except as subsequently disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus or otherwise notified to the Stock Exchange, the SFC or the Commission, as applicable, remains complete, true and accurate in all material respects and not misleading in any material respect.

39.	Certificates from Officers

Any certificate signed by any officer or director of the Company and delivered to the Hong Kong Underwriters and the International Underwriters, counsel for the Hong Kong Underwriters and the International Underwriters as required or contemplated by this Agreement or the Hong Kong Underwriting Agreement, as applicable, shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Hong Kong Underwriter and International Underwriter.

40.	No Finder’s Fee

There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any International Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offer Shares.

41.	No Underwriter Tax Liabilities

Save for any Trading Fee, Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilization Agent and any subsequent transfer of such Shares to the lender thereof, no transaction tax, issue tax, stamp duty or other issuance or transfer Tax or duty or any withholding Tax is or will be payable by or on behalf of or on payments to the International Underwriters, or otherwise imposed on any payments made to the International Underwriters, acting in their capacity as International Underwriters, in connection with (A) the issuance of the Offer Shares to the International Underwriters by the Company; (B) the sale and delivery by the International Underwriters of the International Offer Shares; (C) the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (D) any subsequent transfer of, or agreement to transfer, the International Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the International Underwriters); or (E) deposit of the Offer Shares with the HKSCC.

42.	Related Party Transactions

Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (A) there is no indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of the Group Entities on the one hand and any director or executive officer of the Company or any of the Group Entities or the affiliates or members of the immediate families of such director or executive officer (including his/her spouse, children, or any company or undertaking in which he/she holds a controlling interest) on the other hand; (B) there are no relationships or transactions between the Company or any of the Group Entities, on the one hand, and their respective affiliates, executive officers, directors or 10% or greater shareholders, on the other hand, which, although required to be disclosed, are not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and (C) none of the Company or any of the Group Entities is engaged in any transactions with its directors, executive officers, 10% or greater shareholders, or any other affiliate, including any person who formerly was a director, an executive officer and/or a 10% or more shareholder, on terms that are not available from unrelated third parties on an arm’s length basis.

43.	Blue Sky Qualification.

The Company will use its best efforts, in cooperation with the International Underwriters, to qualify the Offer Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Joint Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offer Shares.

44.	Operating and Financial Review and Prospect

The sections entitled “Operating and Financial Review and Prospect” and “Certain Financial Data” (collectively, the “MD&A”) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus truly, accurately and completely describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s legal counsel and independent public accountants with regard to such disclosure. The MD&A accurately and fully describes: (A) all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or the Group Entities, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or the Group Entities, or the availability thereof or the requirements of the Company or the Group Entities for capital resources.

45.	Absence of Accounting Issues

The Company has not received any notice, oral or written, from its board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

46.	FINRA

There are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Company; there are no affiliations or associations between (A) any member of FINRA and (B) any of the Company’s executive officers, directors or, to the best of the Company’s knowledge, 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission. The Company does not have any lending or other relationship with any bank or lending affiliate of any Underwriter.

47.	Citizenship

Each of Mr. Rui Chen, Ms. Yi Xu and Ms. Ni Li is a citizen of the PRC, and no application is pending in any other jurisdiction by him or her or on his or her behalf for naturalization or citizenship.

48.	Company is a Well-Known Seasoned Issuer

The Company was and is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offer Shares.

49.	Company is not an Ineligible Issuer

The Company was not and is not an Ineligible Issuer as defined in Rule 405 under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offer Shares, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

50.	M&A Rules

The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the issuance and sale of the Offer Shares, the listing and trading of the Offer Shares and the consummation of the transactions contemplated by this Agreement (i) are not and will not be, as of the date hereof or as of each Time of Delivery, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

51.	eXtensible Business Reporting Language

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

52.	Federal Reserve Regulations

Neither the issuance, sale and delivery of the Offer Shares nor the application of the proceeds received by the Company as described in each of the Registration Statement, the Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

53.	Validity of Choice of Law

53.1

Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 18 hereof and enforce judgments of U.S. courts obtained against the Company to enforce the Transaction Documents, subject to the principles and conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Prospectus; under the laws of the PRC, the choice of law provisions set forth in Section 18 hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the discretion of the relevant courts and public policies and other principles to be considered by such courts and the other conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Prospectus.

53.2

Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and the PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is not in respect of taxes, a fine or a penalty, and (D) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, subject to compliance with relevant treaties or other form of reciprocity between the PRC and other jurisdictions and civil procedural requirement in the PRC (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, public interest, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the PRC.

54.	No Other Arrangements relating to the Sale of Offer Shares

The Company has not entered into any contractual arrangement relating to the offer, sale, distribution or delivery of the Offer Shares other than this Agreement, Hong Kong Underwriting Agreement.

55.	Exchange Act Reporting Requirements

The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

EXHIBIT A

OFFICER’S CERTIFICATE OF THE COMPANY

EXHIBIT B

OFFICERS’ CERTIFICATE OF THE COMPANY REGARDING FINANCIAL,

OPERATIONAL AND BUSINESS DATA

EXHIBIT C

FORM OF OVER-ALLOTMENT OPTION EXERCISE NOTICE

EXHIBIT D

LIST OF LOCK-UP PARTIES

EXHIBIT E

FORM OF LOCK-UP AGREEMENT